Exhibit 32

Certification Required by 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                    This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cascade Bancorp (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant’s quarterly report of Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patricia L. Moss

Patricia L. Moss
President and Chief Executive Officer

/s/ Gregory D. Newton

Gregory D. Newton
Executive Vice President and
Chief Financial Officer

Dated:	11/7/07